As filed with the Securities and Exchange Commission on May 6, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PALOMAR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	83-3972551
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
7979 Ivanhoe Avenue, Suite 500 La Jolla, California	92037
(Address of principal executive offices)	(Zip code)

2019 Equity Incentive Plan

2019 Employee Stock Purchase Plan

(Full title of the plans)

Mac Armstrong

Chairman of the Board and Chief Executive Officer

Palomar Holdings, Inc.

7979 Ivanhoe Avenue, Suite 500

La Jolla, California 92037

(619) 567-5290

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Patrick J. O’Malley, Esq.

DLA Piper LLP (US)

4365 Executive Drive, Suite 1100

San Diego, CA 92121

Tel: (858) 677-1400

Fax: (858) 677-1401

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer 	Non-accelerated filer 	Smaller reporting company 
Emerging growth company 

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. 

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Proposed Maximum Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Aggregate Offering Price	Amount of Registration Fee
2019 Equity Incentive Plan Common Stock, par value $0.0001 per share	765,773 shares (2)	70.02 (4)	$53,619,425.46	$5,849.88
2019 Employee Stock Purchase Plan Common Stock, par value $0.0001 per share	240,000 shares (3)	59.51 (5)	$14,282,400.00	$1,558.21
Total	1,005,773	N/A	$67,901,825.46	$7,408.09

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock (the “Common Stock”) that become issuable under the 2019 Equity Incentive Plan (the “2019 Plan”) and the 2019 Employee Stock Purchase Plan (the “2019 ESPP”).
(2)	Represents 765,773 shares of Common Stock that became available for issuance on January 1, 2021 under the 2019 Plan pursuant to an evergreen provision of the 2019 Plan. Pursuant to such provision, an additional number of shares will automatically be added to the shares authorized for issuance under the 2019 Plan on January 1 of each calendar year, from January 1, 2020 through January 1, 2029. The number of shares added each year will be equal to: (a) 3% of the total number of shares of capital stock outstanding on December 31 of the preceding calendar year; or (b) such lesser number of shares of Common Stock as is determined by the Registrant’s board of directors (the “Board”) for the applicable year.
(3)	Represents 240,000 shares of Common Stock that became available for issuance on January 1, 2021 under the 2019 ESPP pursuant to an evergreen provision of the 2019 ESPP. The 2019 ESPP provides that an additional number of shares will automatically be added to the shares authorized for issuance under the 2019 ESPP on January 1 of each calendar year, from January 1, 2020 through January 1, 2029. The number of shares of Common Stock added each year will be equal to the lesser of: (a) 240,000 shares of Common Stock; or (b) a lesser number of shares of Common Stock as is determined by the Board for the applicable year.
(4)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457 under the Securities Act and based on the average of the high and low sales prices per share of the Registrant’s common stock on May 3, 2021 as reported on the NASDAQ Global Select Market.
(5)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457 under the Securities Act and based on the average of the high and low sales prices per share of the Registrant’s common stock on May 3, 2021 as reported on the NASDAQ Global Select Market, multiplied by 85%. Pursuant to the Registrant’s 2019 Employee Stock Purchase Plan, the purchase price of a share is 85% of the fair market value of the lower of the Registrant’s common stock on the Offering Date or the Purchase Date (as such terms are defined in the 2019 ESPP).

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E to Form S-8, this Registration Statement is being filed for the purpose of registering an additional (i) 765,773 shares of the Registrant’s common stock to be issued pursuant to the Registrant’s 2019 Equity Incentive Plan; and (ii) 240,000 shares of the Registrant’s common stock to be issued pursuant to the Registrant’s 2019 Employee Stock Purchase Plan, which are the same class as those securities previously registered on effective Form S-8 filed with the Securities and Exchange Commission on April 16, 2019 (File No. 333-230908) ; and (ii) effective Form S-8 filed with the Securities and Exchange Commission on March 6, 2020 (File No.333-236957). The contents of that Registration Statement, as amended, or as modified or superseded pursuant to Rule 412 under the Securities Act, are incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Description

4.1	Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 filed with the Commission on March 15, 2019).

4.2

Certificate of Amendment to Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 filed with the Commission on March 15, 2019).

4.3	Bylaws of the Registrant (incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1 filed with the Commission on April 1, 2019).

4.4

Form of Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1 filed with the Commission on April 8, 2019).

5.1	Opinion of DLA Piper LLP (US).

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of DLA Piper LLP (US) (filed as a part of Exhibit 5.1).

24.1	Power of Attorney (contained on signature page).

99.1#

2019 Equity Incentive Plan and forms of award agreements thereunder (incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1, originally filed with the Commission on March 15, 2019).

99.2#	2019 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1, originally filed with the Commission on March 15, 2019).

#	Indicates a management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in La Jolla, California, on the 6th day of May, 2021.

Palomar Holdings, Inc.

By:	/s/ MAC ARMSTRONG
Mac Armstrong Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose individual signature appears below hereby authorizes and appoints Mac Armstrong and Christopher Uchida, and each of them, with full power of substitution and resubstitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MAC ARMSTRONG Mac Armstrong	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	May 6, 2021

/s/ T. CHRISTOPHER UCHIDA T. Christopher Uchida	Chief Financial Officer (Principal Financial and Accounting Officer)	May 6, 2021

/s/ DARYL BRADLEY Daryl Bradley	Director	May 6, 2021

/s/ ROBERT E. DOWELL Robert E. Dowdell	Director	May 6, 2021

/s/ CATRIONA M. FALLON Catriona M. Fallon	Director	May 6, 2021

/s/ MARTHA NOTARAS Martha Notaras	Director	May 6, 2021

/s/ RICHARD H. TAKETA Richard H. Taketa	Director	May 6, 2021